Exhibit 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
October 25, 2018	Chief Financial Officer
(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Earnings

for the Third Quarter and First Nine Months of 2018

WASHINGTON, D.C. and CHARLESTON, WV — United Bankshares, Inc. (NASDAQ: UBSI), today reported earnings for the third quarter and the first nine months of 2018. Earnings for the third quarter of 2018 were $64.4 million as compared to earnings of $56.7 million for the third quarter of 2017. Diluted earnings per share were $0.62 for the third quarter of 2018 as compared to diluted earnings per share of $0.54 for the third quarter of 2017. Earnings for the first nine months of 2018 were a record $192.4 million as compared to earnings of $132.6 million for the first nine months of 2017. Diluted earnings per share were $1.83 for the first nine months of 2018 as compared to diluted earnings per share of $1.39 per diluted share for the first nine months of 2017.

Third quarter of 2018 results produced an annualized return on average assets of 1.34% and an annualized return on average equity of 7.83%, respectively. For the first nine months of 2018, United’s return on average assets was 1.37% while the return on average equity was 7.86%. United’s annualized returns on average assets and average equity were 1.19% and 6.89%, respectively, for the third quarter of 2017 while the returns on average assets and average equity were 1.03% and 6.22%, respectively, for the first nine months of 2017.

“Our earnings continue to be strong, achieving record earnings and outperforming peer profitability,” stated Richard M. Adams, United’s Chairman of the Board and Chief Executive Officer.

On April 21, 2017, United completed its acquisition of Cardinal Financial Corporation (Cardinal) of Tysons Corner, Virginia. The results of operations of Cardinal are included in the consolidated results of operations from the date of acquisition. As a result of the Cardinal acquisition, the first nine months of 2018 were impacted by increased levels of average balances, income, and expense as compared to the first nine months of 2017. In addition, the third quarter and first nine months of 2017 included $532 thousand and $25.0 million, respectively, of merger-related expenses from the Cardinal acquisition.

Net interest income for the third quarter of 2018 was $148.8 million, which was a decrease of $1.5 million or 1% from the third quarter of 2017. Tax-equivalent net interest income, which adjusts for the tax-favored status of income from certain loans and investments, for the third quarter of 2018 was $149.8 million, a decrease of $2.5 million or 2% from the third quarter of 2017 due mainly to an increase of 54 basis points in the average cost of funds as compared to the third quarter of 2017 due to higher market interest rates.

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October 25, 2018

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In addition, loan accretion on acquired loans was $11.6 million and $12.8 million for the third quarter of 2018 and 2017, respectively, decreasing $1.2 million or 10%. Partially offsetting these decreases to tax-equivalent net interest income for the third quarter of 2018 was an increase of 26 basis points in the average yield on earning assets as compared to the third quarter of 2017 due to higher market interest rates. In addition, average earning assets for the third quarter of 2018 increased $172.5 million or 1% from the third quarter of 2017 due mainly to an increase of $491.9 million or 27% in average investment securities. Partially offsetting this increase was a decrease in average short-term investments of $335.3 million or 27%. Average net loans remained flat for the third quarter, increasing $15.9 million or less than 1% from the third quarter of 2017. The net interest margin of 3.56% for the third quarter of 2018 was a decrease of 9 basis points from the net interest margin of 3.65% for the third quarter of 2017.

Net interest income for the first nine months of 2018 was $441.9 million, which was an increase of $47.8 million or 12% from the first nine months of 2017. Tax-equivalent net interest income for the first nine months of 2018 was $445.2 million, an increase of $44.9 million or 11% from the first nine months of 2017. This increase in tax-equivalent net interest income was primarily attributable to an increase in average earning assets from the Cardinal acquisition. Average earning assets increased $1.3 billion or 8% from the first nine months of 2017 as average net loans increased $1.1 billion or 9% for the first nine months of 2018. Average investment securities increased $613.1 million or 37% while short-term investments decreased $436.1 million or 34%. The first nine months of 2018 average yield on earning assets increased 34 basis points from the first nine months of 2017 due to higher market interest rates and additional loan accretion of $10.0 million on acquired loans. Loan accretion was $34.4 million and $24.4 million for the first nine months of 2018 and 2017, respectively. Partially offsetting the increases to tax-equivalent net interest income for the first nine months of 2018 was an increase of 39 basis points in the average cost of funds as compared to the first nine months of 2017 due to higher market interest rates. The net interest margin of 3.61% for the first nine months of 2018 was an increase of 9 basis points from the net interest margin of 3.52% for the first nine months of 2017.

On a linked-quarter basis, net interest income for the third quarter of 2018 was relatively flat from the second quarter of 2018, decreasing $347 thousand or less than 1%. United’s tax-equivalent net interest income for the third quarter of 2018 was also relatively flat, decreasing $413 thousand or less than 1% due to a combination of a $265.9 million or 2% increase in interest bearing funds and an increase of 22 basis points in the average cost of funds as a result of higher market interest rates. In addition, loan accretion on acquired loans decreased $497 thousand. Partially offsetting these increases to tax-equivalent net interest income for the third quarter of 2018 was a $334.5 million or 2% increase in the average earning assets and a 5 basis points increase in the yield on average earning assets. Specifically, average short-term investments increased $262.1 million or 40%. Average net loans and average investment securities were relatively flat for the third quarter of 2018, increasing $80.2 million and decreasing $7.8 million, respectively from the second quarter of 2018. The net interest margin of 3.56% for the third quarter of 2018 decreased 11 basis points from the net interest margin of 3.67% for the second quarter of 2018.

For the quarters ended September 30, 2018 and 2017, the provision for loan losses was $4.8 million and $7.3 million, respectively, while the provision for the first nine months of 2018 was $16.2 million as compared to $21.4 million for the first nine months of 2017. Net charge-offs were $5.0 million and $15.9 million for the third quarter and first nine months of 2018, respectively, as compared to $5.3 million and $19.3 million for the third quarter and first nine months of 2017, respectively. Annualized net charge-offs as a percentage of average loans were 0.15% and 0.16% for the third quarter and first nine months of 2018, respectively. On a linked-quarter basis, the provision for loan losses decreased $1.4 million while net charge-offs decreased $720 thousand from the second quarter of 2018.

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October 25, 2018

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Noninterest income for the third quarter of 2018 was $31.7 million, which was a decrease of $6.5 million or 17% from the third quarter of 2017. The decrease was due mainly to a decrease of $7.1 million in income from mortgage banking activities due to decreased production and sales of mortgage loans in the secondary market by United’s mortgage banking subsidiary, George Mason. However, George Mason did originate approximately $178.3 million of portfolio mortgage loan products for United Bank during the third quarter of 2018. In addition, net gains and losses on investment securities’ activity declined $619 thousand.

Noninterest income for the first nine months of 2018 was $98.9 million, which was flat from the first nine months of 2017, increasing $4 thousand or less than 1%. Income from mortgage banking activities for the first nine months of 2018 increased $2.9 million from the first nine months of 2017. This increase was mainly due to including the production and sales of mortgage loans in the secondary market by George Mason for nine months in 2018 as compared to slightly over five months in 2017. In addition, fees from brokerage services and bankcard fees increased $1.1 million and $952 thousand, respectively, due to increased volume. Fees from trust services increased $680 thousand due to an increase in the value of managed assets while fees from deposit services increased $345 thousand mainly due to higher income from debit card and automated teller machine (ATM) fees. Mostly offsetting these increases was a decline in net gains and losses on investment securities’ activity of $5.8 million for the first nine months of 2018 from the first nine months of 2017 due mainly to a net gain of $3.8 million on the redemption of an investment security during the first quarter of 2017.

On a linked-quarter basis, noninterest income for the third quarter of 2018 decreased $4.3 million or 12% from the second quarter of 2018. The decrease was due mainly to a decrease of $5.4 million in income from mortgage banking activities due mainly to a change in fair value of $6.2 million on George Mason’s interest rate lock commitments. In addition, net gains and losses on investment securities’ activity decreased $97 thousand. Partially offsetting these decreases in noninterest income was a $834 thousand increase in fees from brokerage services as well as a $253 thousand increase in fees from deposit services and a $246 thousand increase in fees from trust services mainly due to increased volume.

Noninterest expense for the third quarter of 2018 was $93.3 million, a decrease of $3.3 million or 3% from the third quarter of 2017. In particular, employee compensation decreased $3.6 million due mainly to a decrease of $3.2 million in commissions expense, other real estate owned (OREO) expense decreased $1.8 million and merger expenses decreased $434 thousand. Partially offsetting these decreases was an increase in Federal Deposit Insurance Corporation (FDIC) insurance expense of $2.0 million as United Bank is now considered a large institution and subject to increased assessment rates. In addition, equipment expense increased $835 thousand due to increased maintenance expense and data processing expense increased $471 thousand due to additional processing.

Noninterest expense for the first nine months of 2018 was $277.2 million, an increase of $5.5 million or 2% from the first nine months of 2017 due mainly to the additional employees and branch offices from the Cardinal acquisition as most major categories of noninterest expense showed increases partially offset by a

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October 25, 2018

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decline in the associated merger-related expenses of the acquisition. In particular, employee benefits increased $1.8 million, employee compensation increased $323 thousand, equipment expense increased $2.8 million, and data processing expense increased $2.8 million. In addition, FDIC insurance expense increased $3.2 million due to United Bank now being considered a large institution as previously mentioned. Partially offsetting these increases was a decrease in net occupancy expense of $2.3 million due to the expense for the termination of leases and the reduction in value of leasehold improvements for closed offices in the Cardinal acquisition being included in the first nine months of 2017. In addition, OREO expense decreased $2.2 million and other expense decreased $943 thousand due to a decrease in merger-related expenses.

On a linked-quarter basis, noninterest expense for the third quarter of 2018 was flat from the second quarter of 2018, decreasing $95 thousand or less than 1%. In particular, employee compensation and employee benefits decreased $1.8 million and $653 thousand, respectively, as a result of lower commissions expense and fewer employees related to a decrease in production and sales of mortgage loans at George Mason. Mostly offsetting these decreases in noninterest expense was an increase in FDIC insurance expense of $688 thousand due to United Bank now being considered a large institution as previously mentioned. In addition, equipment expense increased $613 thousand, data processing expense increased $251 thousand, OREO expense increased $365 thousand, and net occupancy expense increased $197 thousand.

For the third quarter and first nine months of 2018, income tax expense was $17.9 million and $55.1 million, respectively, as compared to $27.8 million and $67.4 million, respectively, in the third quarter and first nine months of 2017. The decreases in 2018 were mainly due to a decline in the effective tax rate as a result of the Tax Cuts and Jobs Act of 2017 (the Tax Act). On a linked-quarter basis, income tax expense for the third quarter of 2018 decreased $1.3 million from the second quarter of 2018 due to a combination of lower earnings and a lower effective tax rate. United’s effective tax rate was 21.77% for the third quarter of 2018, 22.50% for the second quarter of 2018 and 32.91% for the third quarter of 2017. For the first nine months of 2018 and 2017, United’s effective tax rate was 22.25% and 33.68%, respectively. The lower effective tax rate for the time periods in 2018 was due to the impact of the Tax Act.

United’s asset quality continues to be sound. At September 30, 2018, nonperforming loans were $146.1 million, or 1.10% of loans, net of unearned income, down from nonperforming loans of $168.7 million, or 1.30% of loans, net of unearned income, at December 31, 2017. As of September 30, 2018, the allowance for loan losses was $76.9 million or 0.58% of loans, net of unearned income, as compared to $76.6 million or 0.59% of loans, net of unearned income, at December 31, 2017. Total nonperforming assets of $164.9 million, including OREO of $18.8 million at September 30, 2018, represented 0.86% of total assets as compared to nonperforming assets of $193.1 million or 1.01%, including OREO of $24.3 million at December 31, 2017.

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 14.6% at September 30, 2018 while its estimated Common Equity Tier 1 capital, Tier 1 capital and leverage ratios are 12.4%, 12.4% and 10.3%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10.0%, a Common Equity Tier 1 capital ratio of 6.5%, a Tier 1 capital ratio of 8.0% and a leverage ratio of 5.0%.

As of September 30, 2018, United had consolidated assets of approximately $19.2 billion with 140 full service offices in West Virginia, Virginia, Maryland, Ohio, Pennsylvania and Washington, D.C. United Bankshares stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

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October 25, 2018

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Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its September 30, 2018 consolidated financial statements on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of September 30, 2018 and will adjust amounts preliminarily reported, if necessary.

Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, tangible equity and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 21% for 2018 and 35% for 2017.

Tangible common equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible common equity can thus be considered the most conservative valuation of the company. Tangible common equity is also presented on a per common share basis. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure.

By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of common equity are presented. These two measures, along with others, are used by management to analyze capital adequacy.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In Thousands Except for Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30 2018	September 30 2017	September 30 2018	September 30 2017
EARNINGS SUMMARY:
Interest income	$185,030	$171,583	$530,215	$447,288
Interest expense	36,255	21,307	88,275	53,147

Net interest income	148,775	150,276	441,940	394,141
Provision for loan losses	4,808	7,279	16,190	21,429
Noninterest income	31,686	38,229	98,885	98,881
Noninterest expenses	93,315	96,652	277,177	271,631

Income before income taxes	82,338	84,574	247,458	199,962
Income taxes	17,926	27,836	55,066	67,356

Net income	$64,412	$56,738	$192,392	$132,606

PER COMMON SHARE:
Net income:
Basic	$0.62	$0.54	$1.84	$1.39
Diluted	0.62	0.54	1.83	1.39
Cash dividends	$0.34	$0.33	1.02	0.99
Book value			31.32	31.09
Closing market price			$36.35	$37.15
Common shares outstanding:
Actual at period end, net of treasury shares			103,805,836	104,983,126
Weighted average — basic	103,617,590	104,760,153	104,382,094	95,040,664
Weighted average — diluted	103,933,959	105,068,122	104,679,876	95,450,626
FINANCIAL RATIOS:
Return on average assets	1.34%	1.19%	1.37%	1.03%
Return on average shareholders’ equity	7.83%	6.89%	7.86%	6.22%
Average equity to average assets	17.13%	17.25%	17.43%	16.58%
Net interest margin	3.56%	3.65%	3.61%	3.52%

	September 30 2018	September 30 2017	December 31 2017	June 30 2018
PERIOD END BALANCES:
Assets	$19,187,643	$19,129,978	$19,058,959	$19,207,603
Earning assets	16,872,384	16,751,643	16,741,819	16,852,952
Loans, net of unearned income	13,276,740	13,140,468	13,011,421	13,516,629
Loans held for sale	234,196	315,031	265,955	285,194
Investment securities	2,375,512	1,836,725	2,071,645	2,266,303
Total deposits	14,091,172	13,875,297	13,830,591	13,830,766
Shareholders’ equity	3,251,128	3,263,843	3,240,530	3,242,565

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended				Year to Date
	September 2018	September 2017	June 2018	March 2018	September 2018	September 2017
Interest & Loan Fees Income (GAAP)	$185,030	$171,583	$178,000	$167,185	$530,215	$447,288
Tax equivalent adjustment	1,049	2,092	1,115	1,104	3,268	6,168

Interest & Fees Income (FTE) (non-GAAP)	186,079	173,675	179,115	168,289	533,483	453,456
Interest Expense	36,255	21,307	28,878	23,142	88,275	53,147

Net Interest Income (FTE) (non-GAAP)	149,824	152,368	150,237	145,147	445,208	400,309
Provision for Loan Losses	4,808	7,279	6,204	5,178	16,190	21,429
Non-Interest Income:
Fees from trust services	3,350	2,972	3,104	3,091	9,545	8,865
Fees from brokerage services	2,787	2,080	1,953	2,224	6,964	5,818
Fees from deposit services	8,673	8,744	8,420	8,230	25,323	24,978
Bankcard fees and merchant discounts	1,549	1,332	1,479	1,356	4,384	3,432
Other charges, commissions, and fees	532	535	599	509	1,640	1,533
Income from bank-owned life insurance	1,251	1,403	1,271	1,254	3,776	3,878
Income from mortgage banking activities	13,277	20,385	18,692	14,570	46,539	43,597
Net (losses) gains on investment securities	(152)	467	(55)	(485)	(692)	5,154
Other non-interest revenue	419	311	544	443	1,406	1,626

Total Non-Interest Income	31,686	38,229	36,007	31,192	98,885	98,881

Non-Interest Expense:
Employee compensation	41,312	44,882	43,120	40,836	125,268	124,945
Employee benefits	8,645	9,004	9,298	9,571	27,514	25,667
Net occupancy	9,273	9,364	9,076	9,427	27,776	30,061
Data processing	6,068	5,597	5,817	5,850	17,735	14,971
Amortization of intangibles	2,009	2,240	2,010	2,010	6,029	5,381
OREO expense	921	2,713	556	946	2,423	4,651
FDIC expense	3,530	1,540	2,842	1,848	8,220	5,062
Other expenses	21,557	21,312	20,691	19,964	62,212	60,893

Total Non-Interest Expense	93,315	96,652	93,410	90,452	277,177	271,631

Income Before Income Taxes (FTE) (non-GAAP)	83,387	86,666	86,630	80,709	250,726	206,130
Tax equivalent adjustment	1,049	2,092	1,115	1,104	3,268	6,168

Income Before Income Taxes (GAAP)	82,338	84,574	85,515	79,605	247,458	199,962
Taxes	17,926	27,836	19,241	17,899	55,066	67,356

Net Income	$64,412	$56,738	$66,274	$61,706	$192,392	$132,606

MEMO: Effective Tax Rate	21.77%	32.91%	22.50%	22.48%	22.25%	33.68%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	September 30 2018 Q-T-D Average	September 30 2017 Q-T-D Average	September 30 2018	December 31 2017	September 30 2017
Cash & Cash Equivalents	$1,105,876	$1,443,491	$1,254,686	$1,666,167	$1,747,037
Securities Available for Sale	2,087,133	1,612,335	2,178,567	1,888,756	1,649,634
Held to Maturity Securities	20,368	20,353	20,351	20,428	20,335
Equity Securities	9,734	0	9,845	0	0
Other Investment Securities	167,294	159,945	166,749	162,461	166,756

Total Securities	2,284,529	1,792,633	2,375,512	2,071,645	1,836,725

Total Cash and Securities	3,390,405	3,236,124	3,630,198	3,737,812	3,583,762

Loans held for sale	257,008	294,971	234,196	265,955	315,031
Commercial Loans	9,628,904	10,111,213	9,451,496	9,822,027	9,943,254
Mortgage Loans	2,821,722	2,488,671	2,870,840	2,443,780	2,475,092
Consumer Loans	931,226	730,798	964,375	761,530	738,508

Gross Loans	13,381,852	13,330,682	13,286,711	13,027,337	13,156,854
Unearned income	(10,928)	(17,720)	(9,971)	(15,916)	(16,386)

Loans, net of unearned income	13,370,924	13,312,962	13,276,740	13,011,421	13,140,468
Allowance for Loan Losses	(77,103)	(73,031)	(76,941)	(76,627)	(74,926)
Goodwill	1,478,014	1,484,488	1,478,014	1,478,380	1,487,607
Other Intangibles	40,105	52,649	38,957	44,986	47,526

Total Intangibles	1,518,119	1,537,137	1,516,971	1,523,366	1,535,133
Other Real Estate Owned	19,694	27,889	18,786	24,348	26,826
Other Assets	568,642	591,733	587,693	572,684	603,684

Total Assets	$19,047,689	$18,927,785	$19,187,643	$19,058,959	$19,129,978

MEMO: Interest-earning Assets	$16,746,772	$16,574,277	$16,872,384	$16,741,819	$16,751,643

Interest-bearing Deposits	$9,588,327	$9,837,967	$9,620,357	$9,535,904	$9,741,278
Noninterest-bearing Deposits	4,338,309	4,036,653	4,470,815	4,294,687	4,134,019

Total Deposits	13,926,636	13,874,620	14,091,172	13,830,591	13,875,297
Short-term Borrowings	212,566	325,631	379,508	477,587	492,036
Long-term Borrowings	1,543,004	1,364,417	1,319,371	1,363,977	1,364,246

Total Borrowings	1,755,570	1,690,048	1,698,879	1,841,564	1,856,282
Other Liabilities	102,534	97,575	146,464	146,274	134,556

Total Liabilities	15,784,740	15,662,243	15,936,515	15,818,429	15,866,135

Preferred Equity	—	—	—	—	—
Common Equity	3,262,949	3,265,542	3,251,128	3,240,530	3,263,843

Total Shareholders’ Equity	3,262,949	3,265,542	3,251,128	3,240,530	3,263,843

Total Liabilities & Equity	$19,047,689	$18,927,785	$19,187,643	$19,058,959	$19,129,978

MEMO: Interest-bearing Liabilities	$11,343,897	$11,528,015	$11,319,236	$11,377,468	$11,597,560

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended				Year to Date
	September 2018	September 2017	June 2018	March 2018	September 2018	September 2017
Quarterly/Year-to-Date Share Data:
Earnings Per Share:
Basic	$0.62	$0.54	$0.63	$0.59	$1.84	$1.39
Diluted	$0.62	$0.54	$0.63	$0.59	$1.83	$1.39
Common Dividend Declared Per Share:	$0.34	$0.33	$0.34	$0.34	$1.02	$0.99
High Common Stock Price	$39.95	$40.45	$38.80	$38.55	$39.95	$47.30
Low Common Stock Price	$34.75	$31.70	$33.40	$33.60	$33.40	$31.70
Average Shares Outstanding (Net of Treasury Stock):
Basic	103,617,590	104,760,153	104,682,910	104,859,427	104,382,094	95,040,664
Diluted	103,933,959	105,068,122	104,952,788	105,162,858	104,679,876	95,450,626
Memorandum Items:
Common Dividends	$35,303	$34,642	$35,584	$35,748	$106,635	$96,040
Dividend Payout Ratio	54.81%	61.06%	53.69%	57.93%	55.43%	72.43%

	September 2018	September 2017	June 30 2018	March 31 2018
EOP Share Data:
Book Value Per Share	$31.32	$31.09	$31.12	$30.92
Tangible Book Value Per Share (non-GAAP) (1)	$16.71	$16.47	$16.54	$16.45
52-week High Common Stock Price	$39.95	$49.35	$40.45	$42.60
Date	08/21/18	12/12/16	07/03/17	04/03/17
52-week Low Common Stock Price	$33.40	$31.70	$31.70	$31.70
Date	05/01/18	09/07/17	09/07/17	09/07/17
EOP Shares Outstanding (Net of Treasury Stock):	103,805,836	104,983,126	104,203,542	105,141,170
Memorandum Items:
EOP Employees (full-time equivalent)	2,290	2,451	2,300	2,341

Note:
(1) Tangible Book Value Per Share:

Total Shareholders’ Equity (GAAP)	$3,251,128	$3,263,843	$3,242,565	$3,251,313
Less: Total Intangibles	(1,516,971)	(1,535,133)	(1,518,980)	(1,521,556)

Tangible Equity (non-GAAP)	$1,734,157	$1,728,710	$1,723,585	$1,729,757
÷ EOP Shares Outstanding (Net of Treasury Stock)	103,805,836	104,983,126	104,203,542	105,141,170
Tangible Book Value Per Share (non-GAAP)	$16.71	$16.47	$16.54	$16.45

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended				Year to Date
	September 2018	September 2017	June 2018	March 2018	September 2018	September 2017
Selected Yields and Net Interest Margin:
Loans	4.83%	4.61%	4.76%	4.63%	4.74%	4.46%
Investment Securities	2.74%	2.61%	2.73%	2.52%	2.66%	2.64%
Money Market Investments/FFS	2.39%	1.55%	2.14%	2.04%	2.19%	1.18%
Average Earning Assets Yield	4.42%	4.16%	4.37%	4.19%	4.33%	3.99%
Interest-bearing Deposits	1.09%	0.57%	0.83%	0.68%	0.87%	0.52%
Short-term Borrowings	1.15%	0.52%	0.89%	0.60%	0.85%	0.52%
Long-term Borrowings	2.38%	1.93%	2.26%	2.12%	2.26%	1.74%
Average Liability Costs	1.27%	0.73%	1.05%	0.85%	1.06%	0.67%
Net Interest Spread	3.15%	3.43%	3.32%	3.34%	3.27%	3.32%
Net Interest Margin	3.56%	3.65%	3.67%	3.61%	3.61%	3.52%
Selected Performance Ratios:
Return on Average Common Equity	7.83%	6.89%	8.11%	7.65%	7.86%	6.22%
Return on Average Assets	1.34%	1.19%	1.42%	1.35%	1.37%	1.03%
Efficiency Ratio	51.71%	51.27%	50.46%	51.62%	51.25%	55.10%

	September 2018		September 2017		June 2018		March 2018		December 2017
Selected Financial Ratios:
Loan / Deposit Ratio	94.22%		94.70%		97.73%		95.15%		94.08%
Allowance for Loan Losses/ Loans, Net of Unearned Income	0.58%		0.57%		0.57%		0.59%		0.59%
Allowance for Credit Losses (1)/ Loans, Net of Unearned Income	0.59%		0.58%		0.58%		0.60%		0.59%
Nonaccrual Loans / Loans, Net of Unearned Income	0.50%		0.76%		0.55%		0.77%		0.84%
90-Day Past Due Loans/ Loans, Net of Unearned Income	0.12%		0.17%		0.12%		0.07%		0.08%
Non-performing Loans/ Loans, Net of Unearned Income	1.10%		1.28%		1.12%		1.21%		1.30%
Non-performing Assets/ Total Assets	0.86%		1.02%		0.90%		0.97%		1.01%
Primary Capital Ratio	17.28%		17.39%		17.21%		17.80%		17.34%
Shareholders’ Equity Ratio	16.94%		17.06%		16.88%		17.46%		17.00%
Price / Book Ratio	1.16	x	1.19	x	1.17	x	1.14	x	1.13	x
Price / Earnings Ratio	14.66	x	17.20	x	14.41	x	15.02	x	22.59	x

Note:

(1)	Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended				Year to Date
	September 2018	September 2017	June 2018	March 2018	September 2018	September 2017
Mortgage Banking Data — George Mason:
Applications	$854,000	$1,064,000	$1,195,000	$1,149,000	$3,198,000	$2,431,000
Loans originated	641,141	858,625	874,493	573,732	2,089,366	1,644,943
Loans sold	$692,270	$887,711	$784,727	$616,951	$2,093,948	$1,597,808
Purchase money % of loans closed	88%	81%	83%	75%	82%	84%
Realized gain on sales and fees as a % of loans sold	2.85%	2.75%	2.62%	2.62%	2.70%	2.84%
Net interest income	$388	$(36)	$264	$376	$1,028	$54
Other income	16,478	19,936	23,468	14,883	54,829	42,329
Other expense	17,957	24,036	21,225	18,384	57,566	42,744
Income taxes	(245)	(1,332)	564	(703)	(384)	(39)
Net income	$(846)	$(2,804)	$1,943	$(2,422)	$(1,325)	$(322)

Period End Mortgage Banking Data — George Mason:		September 2018	September 2017	December 2017	June 2018	March 2018
Locked pipeline		$170,545	$245,986	$157,130	$221,317	$206,883

Asset Quality Data:		September 2018	September 2017	December 2017	June 2018	March 2018
EOP Non-Accrual Loans		$66,554	$100,016	$108,803	$74,114	$100,172
EOP 90-Day Past Due Loans		15,949	22,249	9,803	16,422	9,165
EOP Restructured Loans (1)		63,626	46,132	50,129	60,384	48,271

Total EOP Non-performing Loans		$146,129	$168,397	$168,735	$150,920	$157,608
EOP Other Real Estate Owned		18,786	26,826	24,348	21,926	22,778

Total EOP Non-performing Assets		$164,915	$195,223	$193,083	$172,846	$180,386

	Three Months Ended				Year to Date
Allowance for Loan Losses:	September 2018	September 2017	June 2018	March 2018	September 2018	September 2017
Beginning Balance	$77,135	$72,983	$76,653	$76,627	$76,627	$72,771
Provision for Loan Losses	4,808	7,279	6,204	5,178	16,190	21,429

	81,943	80,262	82,857	81,805	92,817	94,200
Gross Charge-offs	(7,044)	(6,357)	(7,712)	(5,858)	(20,614)	(23,564)
Recoveries	2,042	1,021	1,990	706	4,738	4,290

Net Charge-offs	(5,002)	(5,336)	(5,722)	(5,152)	(15,876)	(19,274)

Ending Balance	76,941	74,926	$77,135	$76,653	76,941	74,926
Reserve for lending-related commitments	1,144	804	927	755	1,144	804

Allowance for Credit Losses (2)	$78,085	$75,730	$78,062	$77,408	$78,085	$75,730

Notes:

(1)

Restructured loans with an aggregate balance of $50,974, $29,717, $46,652, $33,592 and $30,868 at September 30, 2018, September 30, 2017, June 30, 2018, March 31, 2018 and December 31, 2017, respectively, were on nonaccrual status, but are not included in “EOP Non-Accrual Loans” above.

(2)	Includes allowance for loan losses and reserve for lending-related commitments.